Exhibit 99.6

Citigroup Inc.
HKD 1,710,000,000 Floating Rate Notes due 2011
under the
Programme for the issuance of
Euro Medium-Term Notes, Series B

The securities described herein have not been and will not be registered under the U.S. Securities Act of 1933 and may not be offered or sold in the United States absent registration or an applicable exemption from registration requirements.

1.	Issuer:	Citigroup Inc.
2.	Specified Currency:	Hong Kong Dollars ("HKD")
3.	Aggregate Nominal Amount:	1,710,000,000
4.	Issue Price:	100%
5.	Specified Denominations:	HKD 1,000,000 and integral multiples of HKD 100,000 thereafter.
6.	Issue Date:	10 November 2006
7.	Maturity Date:	Interest Payment Date falling in November 2011
8.	Interest Basis:	The Notes will bear interest payable quarterly in at a floating rate of interest from, and including, 10 November 2006 to, but excluding the Maturity Date
9.	Redemption/Payment Basis:	Redemption at par
10.	Status of the Notes:	Senior
PROVISIONS RELATING TO INTEREST PAYABLE
11.	Floating Rate Note Provisions:	Applicable
	(i) Interest Period:	3 month
(ii) Specified Interest Payment Dates:
Interest will be payable quarterly in arrears on 10
February, 10 May, 10 August and 10 November
in each year from, and including 10 February 2007
to, and including, the Maturity Date, subject, in
each case, to adjustment in accordance with the
Business Day Convention.

	(iii) Business Day Convention:	Modified Following Business Day Convention
	(iv) Additional Business Center:	New York City
	(v) Manner in which the Rate of Interest is to be determined:	Screen Rate Determination
(vi) Screen Rate Determination:
	- Reference Rate:	3 month HKD-HIBOR-HKAB
	- Interest Determination Date(s):	The first day of each Interest Period
	- Relevant Screen Page:	The display page designated HKABHIBOR on Reuters
	- Relevant Time:	11.00 a.m. Hong Kong time
	- Relevant Financial Centre:	Hong Kong
	(vii) Margin:	+ 0.14% per annum
	(viii) Day Count Fraction:	Actual/365 (Fixed), adjusted
PROVISIONS RELATING TO REDEMPTION
12.	Final Redemption Amount:	Par
13.	Early Redemption Amount:	Par, payable upon redemption for taxation reasons or on event of default.
GENERAL PROVISIONS APPLICABLE TO THE NOTES
14.	Form of Notes:	Bearer Notes:
15.	Additional Financial Centers relating to Payment Dates:	London and New York City
16.	Consolidation provisions:	Applicable
DISTRIBUTION
17.	TEFRA:	The D Rules are applicable
18. Listing:	Regulated Market of the Luxembourg Stock Exchange
OPERATIONAL INFORMATION

ISIN Code:	XS0274259331
Common Code:	027425933